As filed with the Securities and Exchange Commission on August 17, 2020

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Guernsey		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
Hirzel House, Smith Street, St. Peter Port, Guernsey, GY1 2NG
(Address including zip code of Principal Executive Offices)
1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)
c/o Matthew E. Smith, Amdocs Inc. 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017 Telephone: (314) 212-8328
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Ordinary Shares, £0.01 par value	3,000,000	$61.075	$183,225,000	$23,782.61
(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 registration statement (this “Registration Statement”) shall also cover any additional Ordinary Shares that become issuable under the Plan (as hereinafter defined) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Select Market on August 13, 2020.

(3)	Rounded up to the nearest penny.

The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 67,550,000 Ordinary Shares previously registered under the Company’s registration statements on Form S-8 filed on February 12, 2018 (File No. 333-222992), January 30, 2014 (File No. 333-193659), May 12, 2009 (File No. 333-159163), April 4, 2006 (File No. 333-132968), March 31, 2004 (File No. 333-114077), April 6, 2001 (File No. 333-58454), March 2, 2000 (File No. 333-31506) and December 14, 1999 (File No. 333-92705).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 3,000,000 ordinary shares, par value £0.01 per share (“Ordinary Shares”), of Amdocs Limited (the “Company”) authorized for issuance pursuant to the Company’s 1998 Stock Option and Incentive Plan, as amended (the “Plan”). These additional shares were authorized for issuance as a result of the adoption of amendments to the Plan approved by the Company’s Board of Directors in November 2019 and shareholders in January 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. PLAN INFORMATION.

The information specified in Item 1 and Item 2 of Part I is omitted from this filing and is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) Pursuant to General Instruction E to Form S-8, the contents of eight registration statements on Form S-8 (File Nos. 333-222992, 333-193659, 333-159163, 333-132968, 333-114077, 333-58454, 333-31506 and 333-92705) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

(b) The Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2019, as filed by the Company on December 19, 2019.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (b) above.

(d) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on December 19, 2013, including any amendment or report filed for updating such description.

Item 8. EXHIBITS.

Exhibit Number	Description
5.1	Opinion of Carey Olsen.
23.1	Consent of Carey Olsen (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Amdocs Limited 1998 Stock Option and Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17 day of August 2020.

AMDOCS LIMITED

By:	/s/ Matthew E. Smith
	Name:	Matthew E. Smith
	Title:	Secretary and Authorized Signatory

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Matthew E. Smith and Tamar Rapaport-Dagim (with full power to each of them to act alone), and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys-in-fact, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shuky Sheffer	Director and President & Chief Executive Officer (Principal Executive Officer)	August 17, 2020
Shuky Sheffer
/s/ Tamar Rapaport-Dagim	Chief Financial and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	August 17, 2020
Tamar Rapaport-Dagim
/s/ Robert A. Minicucci	Chairman of the Board	August 17, 2020
Robert A. Minicucci
/s/ Eli Gelman	Director	August 17, 2020
Eli Gelman
/s/ Rafael de la Vega	Director	August 17, 2020
Rafael de la Vega /s/ Adrian Gardner	Director	August 17, 2020
Adrian Gardner /s/ Giora Yaron	Director	August 17, 2020
Giora Yaron
/s/ James S. Kahan	Director	August 17, 2020
James S. Kahan

/s/ Richard T.C. LeFave	Director	August 17, 2020
Richard T.C. LeFave
/s/ John A. MacDonald	Director	August 17, 2020
John A. MacDonald /s/ Yvette Kanouff	Director	August 17, 2020
Yvette Kanouff

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Amdocs Limited, has signed this Registration Statement on August 17, 2020.

By:	/s/ Matthew E. Smith
	Name:	Matthew E. Smith
	Title:	Secretary and Authorized Signatory